Exhibit 99.1

INVESTOR QUARTERLY UPDATE

FOURTH QUARTER 2006

FOURTH QUARTER HIGHLIGHTS

•	Diluted earnings per share of $1.28 in the fourth quarter

•	Strong full year results relative to upwardly revised 2006 outlook

•	Continued growth in high-speed Internet, data and wireless revenues

•	Solid performance expected to continue in 2007

Inquiries:

Investor Relations	Media Relations
Trevor Erxleben	Keith Mitchell
866-591-1964	913-345-6661
investorrelations@embarq.com	keith.j.mitchell@embarq.com

RESULTS OVERVIEW

FOURTH QUARTER HIGHLIGHTS

•	Diluted 4Q EPS of $1.28

•	Strong revenue and operating income results relative to upwardly revised 2006 outlook

•	Fourth quarter access line losses due to competition were better than both guidance and prior year results.

•	47% year-over-year high-speed Internet (HSI) subscriber growth pushed subscriber base past the one million mark

•	84,000 HSI subscriber additions in the fourth quarter matched record level achieved in the first and third quarters of 2006

•	Added 24,000 wireless subscribers in the fourth quarter, ending the year with 48,000 total subscribers

•	162,000 video subscribers at year end represented an 86% increase from year end 2005

•	First to market with EMBARQ Dial Me! Tunes ring back tone service

•	Received national Store Design of the Year award from Chain Store Age magazine

•	2007 outlook calls for continued solid performance

OVERLAND PARK, KS - February 8, 2007 - EMBARQ (NYSE: EQ) today announced financial and operating results for the fourth quarter and full-year 2006. In the fourth quarter, the company reported diluted earnings per share of $1.28. For the full year, EMBARQ reported strong revenues and operating income relative to the upwardly revised outlook the company provided in the third quarter. The company’s operating metrics also were strong for both the fourth quarter and full year, including fourth quarter access line results that were better than expectations.

“The fourth quarter capped a very productive seven-month period following our spin-off in May, and I’m proud of what we have been able to accomplish,” commented Dan Hesse, EMBARQ Chairman and Chief Executive Officer. “In that short span of time, we met or exceeded expectations on almost every measure, we introduced many innovative new products and services, and we significantly improved customer and employee satisfaction.”

GAAP and As Adjusted Reporting

EMBARQ’s reported results under generally accepted accounting principles (GAAP) for all periods prior to its May 2006 spin-off from Sprint Nextel do not reflect certain items that are included in its GAAP reporting subsequent to the spin-off. (These items are described in more detail in the section entitled “Financial Measures” on page 7.) Accordingly, pre-spin-off GAAP results are not fully comparable to post-spin-off GAAP results.

The ‘as adjusted’ basis of reporting reflects the current composition of EMBARQ’s business for all periods before and after its spin-off and is provided to help investors evaluate trends in the company’s operating performance. Reconciliations for these non-GAAP measures are provided in Schedules 5 and 6.

RESULTS OVERVIEW

GAAP Results

EMBARQ reported net operating revenues of $1.62 billion in the fourth quarter of 2006 and $6.36 billion for the full year, which was a strong performance compared to the company’s GAAP guidance of $6.25 to $6.31 billion. Operating income was $406 million in the fourth quarter and $1.54 billion in 2006, which again was strong relative to the company’s GAAP guidance of $1.45 to $1.48 billion. Fourth quarter net income was impacted by non-recurring tax adjustments of approximately $16 million.

As Adjusted Results

Fourth quarter net operating revenues were $1.62 billion and as adjusted net operating revenues totaled $6.52 billion in 2006. Thus, revenues were strong relative to the company’s as adjusted guidance of $6.45 to $6.51 billion as well. EMBARQ continues to see growth in high-speed Internet, data and wireless revenues, and benefited from the settlement of several litigated billing disputes in the fourth quarter totaling $34 million. Offsetting this growth were revenue declines in voice and the company’s Logistics segment.

EMBARQ’s fourth quarter operating income was $406 million and as adjusted operating income totaled $1.61 billion in 2006, which again represents a strong performance relative to as adjusted guidance of $1.55 to $1.58 billion. The company’s fourth quarter results were impacted by several non-recurring items, including the $34 million settlement mentioned above and a $7 million pre-tax gain on the sale of 5,000 access lines. Partially offsetting these benefits in the fourth quarter were $17 million of early stage dilution associated with the company’s wireless business, separation-related expenses of $13 million and costs associated with the elimination of an executive position of $10 million. For 2006 in total, non-recurring separation-related expenses totaled $116 million, which is lower than the company’s original expectation of $125 million.

Capital Expenditures and Cash Flow

Capital expenditures were $214 million in the fourth quarter and $990 million in 2006 on an as adjusted basis, which exceeded the company’s guidance of $980 million. Included in fourth quarter and full-year results were non-recurring separation related expenditures of $16 million and $96 million, respectively. Continued strong cash flows enabled EMBARQ to reduce its net debt by approximately $100 million in the fourth quarter, ending 2006 with a net debt balance of $6.4 billion. In addition, the company paid a fourth quarter dividend of 50 cents per share, which equates to approximately $75 million in total.

Reconciliation of Non-GAAP measure- Net Debt

	December 31, 2006	September 30, 2006	Change
Current maturities	$37	$37	$—
Long-term debt	6,421	6,506	(85)
Less: Cash and equivalents	(53)	(34)	(19)

Net Debt	$6,405	$6,509	$(104)

RESULTS OVERVIEW

Subscriber Results

High-speed Internet (HSI) net additions were 84,000 in the fourth quarter, matching the record for quarterly subscriber additions the company established in the first quarter of 2006 and matched in the third quarter. At the end of the year, EMBARQ had 1,017,000 HSI subscribers, 47% more than at the end of 2005.

Access lines declined 6.1% year-over-year to 6.9 million at year end, beating the company’s guidance of a mid-to-upper-6% rate of decline. In the fourth quarter, EMBARQ sold 5,000 access lines. Additionally, EMBARQ lost 85,000 lines to competition and product substitution, which is less than the 89,000 the company lost to competition in the year ago period.

Wireless net additions in the fourth quarter were 24,000, doubling the company’s subscriber base to 48,000 at year end.

Video net additions were 16,000 in the fourth quarter and the company ended the year with 162,000 of its customers subscribing to entertainment services, an increase of 86% from year end 2005.

2007 OUTLOOK

EMBARQ provided the following information related to its outlook for 2007:

•	Access lines are expected to decline at a mid to upper 6% rate.

•	Telecommunications segment revenues are expected to be $5.77 billion to $5.87 billion.

•

Consolidated operating income is expected to be $1.45 billion to $1.55 billion, including approximately $20 million of non-recurring separation-related expenses and $50 million to $60 million of early-stage dilution associated with the company’s wireless business.

•	Consolidated depreciation and amortization is expected to be approximately $1.05 billion.

•	Consolidated capital expenditures are expected to be $870 million to $890 million, including approximately $30 million of non-recurring separation-related capital spending.

SELECTED FINANCIAL DATA (unaudited)

	4Q-06	4Q-05 GAAP	Fav/(Unfav)		4Q-05 As Adjusted	Fav/(Unfav)
Consolidated
Voice	$1,120	$1,050	$70	6.7%	$1,177	(57)	-4.8%
Data	183	168	15	8.9%	175	8	4.6%
High-speed Internet	108	88	20	22.7%	88	20	22.7%
Wireless	4	—	4	N/A	—	4	N/A
Other services	57	83	(26)	-31.3%	67	(10)	-14.9%

Service revenue	1472	1389	83	6.0%	1507	(35)	-2.3%
EMBARQ Logistics	115	180	(65)	-36.1%	180	(65)	-36.1%
Other product	30	34	(4)	-11.8%	27	3	11.1%

Product revenue	145	214	(69)	-32.2%	207	(62)	-30.0%

Net Operating Revenues	1617	1603	14	0.9%	1714	(97)	-5.7%
Operating Expenses
Cost of services	411	357	(54)	-15.1%	417	6	1.4%
Cost of products	144	206	62	30.1%	200	56	28.0%
Selling, general and administrative	388	410	22	5.4%	392	4	1.0%
Depreciation and amortization	268	245	(23)	-9.4%	268	0	0.0%
Asset impairment	—	80	80	N/A	80	80	N/A

Total Operating Expenses	1211	1298	87	6.7%	1357	146	10.8%

Operating Income	$406	$305	$101	33.1%	$357	$49	13.7%
Interest expense	121	20	(101)	N/A	129	8	6.2%
Other expense (income), net	(1)	2	3	N/A	1	2	N/A

Income Before Taxes	$286	$283	$3	1.1%	$227	$59	26.0%
Income tax expense	92	112	20	17.9%	94	2	2.1%
Cumulative effect of change in accounting principle	—	16	16	N/A	16	(16)	N/A

Net Income	$194	$155	$39	25.2%	$117	$77	65.8%

Diluted Earnings Per Share	$1.28

	4Q-06	4Q-05 GAAP	Fav/(Unfav)		4Q-05 As Adjusted	Fav/(Unfav)
Telecom
Voice	$1,120	$1,050	$70	6.7%	$1,177	($57)	-4.8%
Data	183	168	15	8.9%	175	8	4.6%
High-speed Internet	108	88	20	22.7%	88	20	22.7%
Wireless	4	0	4	N/A	0	4	N/A
Other services	57	83	(26)	-31.3%	67	(10)	-14.9%

Service revenue	$1,472	$1,389	83	6.0%	$1,507	(35)	-2.3%
Product revenue	30	34	(4)	-11.8%	27	3	11.1%

Net Operating Revenues	$1,502	$1,423	79	5.6%	$1,534	(32)	-2.1%
Operating Expenses
Cost of services	411	357	(54)	-15.1%	417	6	1.4%
Cost of products	39	36	(3)	-8.3%	30	(9)	-30.0%
Selling, general and administrative	379	388	9	2.3%	370	(9)	-2.4%
Depreciation and amortization	265	242	(23)	-9.5%	265	—	0.0%
Asset impairment	—	80	80	N/A	80	80	N/A

Total Operating Expenses	1,094	1,103	9	0.8%	1,162	68	5.9%
Operating Income	$408	$320	88	27.5%	$372	36	9.7%

	4Q-06	4Q-05 GAAP	Fav/(Unfav)		4Q-05 As Adjusted	Fav/(Unfav)
Logistics
Net Operating Revenues	115	180	(65)	-36.1%	180	(65)	-36.1%
Operating Expenses
Cost of services & products	105	170	65	38.2%	170	65	38.2%
Selling, general and administrative	9	22	13	59.1%	22	13	59.1%
Depreciation and amortization	3	3	—	0.0%	3	—	0.0%

Total Operating Expenses	117	195	78	40.0%	195	78	40.0%
Operating Income	(2)	(15)	13	86.7%	(15)	13	86.7%

CONFERENCE CALL

On Thursday, February 8, 2007, Embarq will hold a conference call beginning at 4:30 PM EDT. Dial-in numbers for the conference call are (866) 245-2310 (in the U.S. and Canada) and (706) 679-0843 (outside the U.S. and Canada). The code required to access the call is 5586452. Please plan to dial-in at least five minutes before the scheduled start time. A simultaneous audio webcast of the call and a downloadable presentation will be available at www.embarq.com/investors.

For those unable to participate live, a replay of the call will be available until March 8, 2007 by dialing (800) 642-1687 (toll free in the U.S. and Canada) or (706) 645-9291 (outside the U.S. and Canada) as well as at www.embarq.com/investors. The accompanying presentation will also be archived and available for download at this website.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements relating to Embarq’s outlook or expectations for earnings, revenues, expenses, depreciation and amortization, asset quality, access lines declines, customer growth or other future financial or business performance, strategies or expectations. The words “estimate,” “plan,” “project,” “forecast,” “expect,” “intend,” “anticipate,” “believe,” “seek,” “target,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements reflect management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer and network usage, customer retention, pricing, operating costs, technology, the competitive and regulatory environment and general economic conditions. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include: economic, competitive, regulatory, technological, capital market and other factors, and the risks that are described in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” contained in Embarq’s Registration Statement on Form 10, as amended, as filed with the Securities and Exchange Commission (SEC) and in Embarq’s other filings with the SEC.

Forward-looking statements speak only as of the date they were made, and Embarq undertakes no obligation to update or revise any forward-looking statements in light of new information or future events. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this press release. Embarq is not obligated to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this news release.

FINANCIAL MEASURES

As Adjusted Basis of Reporting (for prior period comparisons)

For periods prior to and including May 17, 2006, the date of EMBARQ’s spin-off from Sprint Nextel, reported operating income reflects the combined performance of the specific legal entities that were spun-off from Sprint Nextel in accordance with GAAP. The reported information for these entities prior to and including the date of separation does not include certain items that will be reflected in Embarq’s reported operating income for periods subsequent to May 17, 2006. These items primarily consist of the following:

•

In-territory consumer and business long distance customers transferred to Embarq by Sprint Nextel, as well as certain in-territory equipment and professional service customers transferred to Sprint Nextel by Embarq; and

•	Other assets and liabilities related to ongoing business operations transferred to Embarq by Sprint Nextel.

In order to facilitate a comparison of EMBARQ’s historical operating performance to its performance subsequent to the spin-off, Schedule 5, starting on page 13 provides an as adjusted view of Embarq’s quarterly operating income for 2005 and the first half of 2006, including reconciliations to GAAP. The as adjusted financial information assumes the spin-off from Sprint Nextel had occurred on January 1, 2005 and includes the items described above. The as adjusted financial information are non-GAAP measures and should be considered in addition to, but not as a substitute for, the information contained in our financial reporting.

Definitions

Net Debt is consolidated debt, including current maturities, less cash and equivalents. This non-GAAP measure should be used in addition to, but not as a substitute for, the information provided in the balance sheets and statements of cash flows. We believe that Net Debt provides useful information to investors, analysts and credit rating agencies about the capacity of the company to reduce the debt load and improve its capital structure.

Free Cash Flow is defined as the change in cash and equivalents less cash provided or used by financing activities. This non-GAAP measure should be used in addition to, but not as a substitute for the information provided in the statement of cash flows. We believe that Free Cash Flow provides useful information to investors, analysts, credit rating agencies and our management about the cash generated from our core operations and our ability to fund dividends, scheduled debt maturities and other financing activities.

Reconciliation of Free Cash Flow

	December 31, 2006	September 30, 2006	Change
Change in cash and equivalents	$(50)	$(69)	$19
Less: Net cash used by financing activities	1,223	$1,079	144

Free Cash Flow	$1,173	$1,010	$163

FINANCIAL MEASURES

Consumer Average Revenue per Household is calculated by dividing consumer revenues by average primarily consumer access lines. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses a GAAP measure as the basis for the calculation. We believe Consumer Average Revenue per Household provides useful information concerning the success of our bundling initiatives and our performance in attracting and retaining high value customers.

HSI Average Revenue per Subscriber is calculated by dividing high-speed Internet revenues by average high-speed Internet subscribers. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses a GAAP measure as the basis for the calculation. We believe HSI Average Revenue per Subscriber provides useful information concerning the appeal of our high-speed Internet pricing plans and our performance in attracting and retaining high value customers.

ABOUT EMBARQ

EMBARQ (NYSE: EQ), headquartered in Overland Park, Kansas, offers a complete suite of common sense communications services. The company has approximately 20,000 employees and operates in 18 states. EMBARQ, which is expected to rank among the Fortune 500, is included in the S&P 500.

For consumers, EMBARQ offers an innovative portfolio of services that includes reliable local and long distance home phone service, high-speed Internet, wireless, and satellite TV from DISH Network — all on one monthly bill.

For businesses, EMBARQ has a comprehensive range of flexible and integrated services designed to help businesses of all sizes be more productive and communicate with their customers. This service portfolio includes local voice and data services, long distance, Business Class DSL, wireless, enhanced data network services, voice and data communication equipment and managed network services.

EMBARQ believes that by focusing on the communities the company serves and by employing common sense and practical ingenuity, it is able to provide customers with a committed partner, dedicated customer service and innovative products for work and home. For more information, visit http://embarq.com.

Embarq Corporation

Consolidated Statements of Operations

($ in millions, except per share amounts)

Schedule 1

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Net Operating Revenues
Service revenues	$1,472	$1,389	$5,722	$5,566
Product revenues	145	214	641	688

Net operating revenues	1,617	1,603	6,363	6,254
Operating Expenses
Cost of services	411	357	1,594	1,417
Cost of products	144	206	598	632
Selling, general and administrative	388	410	1,600	1,594
Depreciation	268	245	1,027	979
Asset impairment	—	80	—	80

Total Operating Expenses	1,211	1,298	4,819	4,702

Operating Income	406	305	1,544	1,552
Interest expense	121	20	324	83
Other (income) expense, net	(1)	2	(14)	(3)

Income Before Taxes	286	283	1,234	1,472
Income tax expense	92	112	450	578

Income from Continuing Operations	194	171	784	894
Cumulative effect of change in accounting principle, net	—	16	—	16

Net Income	$194	$155	$784	$878

Basic Earnings Per Share (1)	$1.30		$5.26

Basic weighted average shares (1)	149.6		149.2
Diluted Earnings Per Share (1)	$1.28		$5.21

Diluted weighted average shares (1)	151.4		150.4

(1)

Basic and diluted earnings per share and weighted average shares outstanding have been presented on a pro forma basis for the year ended December 31, 2006. Shares outstanding and dilution effects at the spin-off date of May 17, 2006 were assumed to be outstanding at January 1, 2006.

Embarq Corporation

Consolidated Balance Sheets

($ in millions)

Schedule 2

	December 31, 2006	December 31, 2005
	(unaudited)
Assets
Cash and equivalents	$53	$103
Accounts receivable, net	660	660
Inventories	179	174
Prepaid expenses and other current assets	131	135

Total current assets	1,023	1,072
Property, plant and equipment, net	7,988	7,804
Prepaid pension asset	—	219
Other non-current assets	80	126

Total non-current assets	8,068	8,149

Total assets	$9,091	$9,221

Liabilities and stockholders’ equity
Current maturities	$37	$2
Accounts payable	503	528
Accrued payroll & benefits	198	118
Accrued taxes	164	104
Deferred revenue	211	215
Accrued interest	52	35
Other current liabilities	99	82

Total current liabilities	1,264	1,084
Long-term debt	6,421	1,123
Postretirement and other benefit obligations	685	793
Deferred income taxes	1,082	1,290
Other non-current liabilities	107	79

Total non-current liabilities	8,295	3,285
Stockholders’ equity
Business equity	—	5,377
Common stock	1	—
Paid in capital	(414)	—
Retained earnings	308	—
Accumulated other comprehensive income (loss) (363)	(363)	(525)

Total stockholders’ equity	(468)	4,852

Total liabilities and stockholders’ equity	$9,091	$9,221

Embarq Corporation

Consolidated Statements of Cash Flows

($ in millions)

Schedule 3

	Year Ended December 31,
	2006	2005
	(unaudited)
Operating Activities
Net income	$784	$878
Depreciation	1,027	979
Deferred income taxes	(69)	33
Provision for losses on accounts receivable	55	54
Stock-based compensation expense	31	—
Net losses (gains) on sales of assets	(17)	1
Other, net	39	34
Changes in assets and liabilities:
Accounts receivable	(35)	(78)
Inventories and other current assets	29	(14)
Accounts payable and other current liabilities	235	93
Noncurrent assets and liabilities, net	(26)	(81)

Net cash provided by operating activities	2,053	1,899

Investing Activities
Capital expenditures	(923)	(828)
Proceeds from sales of assets	43	17

Net cash used by investing activities	(880)	(811)

Financing Activities
Changes in debt, net	1,308	(115)
Net cash paid to Sprint Nextel associated with the spin off	(2,208)	—
Dividends paid to stockholders	(150)	—
Dividends paid to Sprint Nextel	(194)	(983)
Other, net	21	—

Net cash used by financing activities	(1,223)	(1,098)

Change in cash and equivalents	(50)	(10)
Cash and equivalents at beginning of period	103	113

Cash and equivalents at end of period	$53	$103

Supplemental Cash Flow Information
Non-cash transactions with Sprint Nextel:
Distribution of senior notes	$(4,485)	$—
Transfer of notes receivable	460	—
Transfer of property, plant and equipment, net	313	—
Transfer of pension assets, net of post-retirement benefit obligations	479	—
Transfer of other assets and liabilities, net	35	—
Deferred taxes related to assets and liabilities transferred	(53)	—

Total non-cash activities associated with the spin off	$(3,251)	$—

Net cash paid to Sprint Nextel associated with the spin-off	(2,208)	—

Combined cash and non-cash activities associated with the spin off	$(5,459)	$—

Embarq Corporation

Operating Statistics - As Adjusted* (unaudited)

(Revenues in millions; lines and subscribers in thousands)

(* Note: As adjusted is a non-GAAP measure. See Schedule 5 for a reconciliation to GAAP.)

Schedule 4

	2006	4Q-06 (1)	3Q-06 (1)	2Q-06	1Q-06	2005	4Q-05	3Q-05	2Q-05	1Q-05
Service and Product Revenues (2)
Voice	$4,519	$1,120	$1,109	$1,129	$1,161	$4,779	$1,177	$1,194	$1,194	$1,214
Data	716	183	180	178	175	684	175	171	170	168
High-speed Internet	393	108	98	95	92	310	88	80	73	69
Wireless	7	4	3	—	—	—	—	—	—	—
Other	248	57	64	61	66	268	67	68	67	66

Service revenues	5,883	1,472	1,454	1,463	1,494	6,041	1,507	1,513	1,504	1,517

EMBARQ Logistics	530	115	125	138	152	563	180	175	109	99
Other	106	30	27	29	20	97	27	27	21	22

Product revenues	636	145	152	167	172	660	207	202	130	121

Net operating revenues	$6,519	$1,617	$1,606	$1,630	$1,666	$6,701	$1,714	$1,715	$1,634	$1,638

Operating Unit Revenues
Consumer	$2,726	$671	$668	$686	$701	$2,834	$707	$708	$705	$714
Business	1,522	381	389	379	373	1,492	381	378	368	365
Wholesale	1,741	450	424	427	440	1,812	446	454	452	460

Telecommunications	5,989	1,502	1,481	1,492	1,514	6,138	1,534	1,540	1,525	1,539
EMBARQ Logistics	530	115	125	138	152	563	180	175	109	99

Net operating revenues	$6,519	$1,617	$1,606	$1,630	$1,666	$6,701	$1,714	$1,715	$1,634	$1,638

Consumer Average Revenue per Household
Consumer revenue	$2,726	$671	$668	$686	$701	$2,834	$707	$708	$705	$714
Average households served	4,446	4,316	4,384	4,482	4,571	4,705	4,634	4,695	4,764	4,805

Monthly revenue per average HH	$51.10	$51.83	$50.79	$51.02	$51.12	$50.19	$50.86	$50.27	$49.33	$49.53

Access Lines (3)
Consumer		4,659	4,731	4,835	4,970		5,056	5,135	5,215	5,312
Business		2,059	2,069	2,074	2,079		2,086	2,093	2,096	2,100
Wholesale		190	198	208	219		217	220	229	237

Total		6,908	6,998	7,117	7,268		7,359	7,448	7,540	7,649

High-speed Internet Lines
Consumer		838	763	690	625		552	507	469	440
Business		142	135	127	121		114	107	99	92
Wholesale		37	35	32	31		27	24	22	19

Total		1,017	933	849	777		693	638	590	551

HSI Average Revenue per Subscriber
High-speed Internet revenue		$108	$98	$95	$92		$88	$80	$73	$69
Average HSI subscribers		975	891	813	735		666	614	571	522

Monthly revenue per average subscriber		$36.92	$36.66	$38.95	$41.72		$44.08	$43.43	$42.65	$44.10

Wireless Subscribers
Consumer		44	21	4	—		—	—	—	—
Business		4	3	1	—		—	—	—	—

Total		48	24	5	—		—	—	—	—

Entertainment Subscribers		162	146	131	109		87	64	43	29

(1)	As Embarq completed the separation from Sprint-Nextel on May 17, 2006, the 2006 third and fourth quarters represent GAAP results

(2)

Embarq offers a service discount for high speed Internet consumer customers that purchase qualifying voice bundles. Previously reported results reflected this discount evenly split between voice revenues and high speed Internet revenues. In the 2006 fourth quarter, a decision was made to reflect this discount entirely in high speed internet revenues, which management believes is more accurate in light of the current pricing models. As a result, prior period voice revenues and high speed Internet revenues have been recast to be comparable to the current period presentation.

(3)

In the 2006 fourth quarter, certain payphone lines were moved out of Business and into Wholesale to better align with the reporting of the associated revenue streams. Prior period access lines have been recast to be comparable with the current period presentation.

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 5

Year Ended December 31, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$4,346	$172	$—	$—	$1	$4,519
Data	706	6	—	—	4	716
High-speed Internet	393	—	—	—	—	393
Wireless	7	—	—	—	—	7
Other	270	(22)	—	—	—	248

Service revenues	5,722	156	—	—	5	5,883

EMBARQ Logistics	530	—	—	—	—	530
Other	111	(5)	—	—	—	106

Product revenues	641	(5)	—	—	—	636

Net operating revenues	$6,363	$151	$—	$—	$5	$6,519
Operating Expenses
Cost of services	1,594	73	—	—	1	1,668
Cost of products	598	(4)	—	—	—	594
Selling, general and administrative	1,600	35	—	(52)	1	1,584
Depreciation and amortization	1,027	—	—	38	—	1,065

Total Operating Expenses	4,819	104	—	(14)	2	4,911
Operating Income	$1,544	$47	$—	$14	$3	$1,608

Operating Unit Revenues
Consumer	$2,590	$136	$—	$—	$—	$2,726
Business	1,492	28	—	—	2	1,522
Wholesale	1,751	(13)	—	—	3	1,741

Telecommunications	5,833	151	—	—	5	5,989
EMBARQ Logistics	530	—	—	—	—	530

Net operating revenues	$6,363	$151	$—	$—	$5	$6,519

Capital Expenditures	$923	$—	$—	$67	$—	$990

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 5

Quarter Ended June 30, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,073	$56	$—	$—	$—	$1,129
Data	174	2	—	—	2	178
High-speed Internet	95	—	—	—	—	95
Wireless	—	—	—	—	—	—
Other	68	(7)	—	—	—	61

Service revenues	1,410	51	—	—	2	1,463

EMBARQ Logistics	138	—	—	—	—	138
Other	31	(2)	—	—	—	29

Product revenues	169	(2)	—	—	—	167

Net operating revenues	$1,579	$49	$—	$—	$2	$1,630
Operating Expenses
Cost of services	367	23	—	—	—	390
Cost of products	149	(1)	—	—	—	148
Selling, general and administrative	403	13	—	(18)	—	398
Depreciation and amortization	254	—	—	13	—	267

Total Operating Expenses	1,173	35	—	(5)	—	1,203
Operating Income	$406	$14	$—	$5	$2	$427

Operating Unit Revenues
Consumer	$642	$44	$—	$—	$—	$686
Business	369	9	—	—	1	379
Wholesale	430	(4)	—	—	1	427

Telecommunications	1,441	49	—	—	2	1,492
EMBARQ Logistics	138	—	—	—	—	138

Net operating revenues	$1,579	$49	$—	$—	$2	$1,630

Capital Expenditures	$265	$—	$—	$47	$—	$312

Pgae 14 of 24

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 5

Quarter Ended March 31, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,044	$116	$—	$—	$1	$1,161
Data	169	4	—	—	2	175
High-speed Internet	92	—	—	—	—	92
Wireless	—	—	—	—	—	—
Other	81	(15)	—	—	—	66

Service revenues	1,386	105	—	—	3	1,494

EMBARQ Logistics	152	—	—	—	—	152
Other	23	(3)	—	—	—	20

Product revenues	175	(3)	—	—	—	172

Net operating revenues	$1,561	$102	$—	$—	$3	$1,666
Operating Expenses
Cost of services	378	50	—	—	1	429
Cost of products	160	(3)	—	—	—	157
Selling, general and administrative	419	22	—	(34)	1	408
Depreciation and amortization	238	—	—	25	—	263

Total Operating Expenses	1,195	69	—	(9)	2	1,257
Operating Income	$366	$33	$—	$9	$1	$409

Operating Unit Revenues
Consumer	$609	$92	$—	$—	$—	$701
Business	353	19	—	—	1	373
Wholesale	447	(9)	—	—	2	440

Telecommunications	1,409	102	—	—	3	1,514
EMBARQ Logistics	152	—	—	—	—	152

Net operating revenues	$1,561	$102	$—	$—	$3	$1,666

Capital Expenditures	$184	$—	$—	$20	$—	$204

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 5

Year Ended December 31, 2005	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$4,265	$512	$—	$—	$2	$4,779
Data	657	16	—	—	11	684
High-speed Internet	310	—	—	—	—	310
Wireless	—	—	—	—	—	—
Other	334	(66)	—	—	—	268

Service revenues	5,566	462	—	—	13	6,041

EMBARQ Logistics	563	—	—	—	—	563
Other	125	(28)	—	—	—	97

Product revenues	688	(28)	—	—	—	660

Net operating revenues	$6,254	$434	$—	$—	$13	$6,701
Operating Expenses
Cost of services	1,417	239	—	—	5	1,661
Cost of products	632	(24)	—	—	—	608
Selling, general and administrative	1,594	85	(15)	(147)	3	1,520
Depreciation and amortization	979	—	—	90	1	1,070
Asset impairments	80	—	—	—	—	80

Total Operating Expenses	4,702	300	(15)	(57)	9	4,939
Operating Income	$1,552	$134	$15	$57	$4	$1,762

Operating Unit Revenues
Consumer	$2,421	$413	$—	$—	$—	$2,834
Business	1,426	60	—	—	6	1,492
Wholesale	1,844	(39)	—	—	7	1,812

Telecommunications	5,691	434	—	—	13	6,138
EMBARQ Logistics	563	—	—	—	—	563

Net operating revenues	$6,254	$434	$—	$—	$13	$6,701

Capital Expenditures	$828	$—	$—	$66	$—	$894

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 5

Quarter Ended December 31, 2005	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,050	$126	$—	$—	$1	$1,177
Data	168	4	—	—	3	175
High-speed Internet	88	—	—	—	—	88
Wireless	—	—	—	—	—	—
Other	83	(16)	—	—	—	67

Service revenues	1,389	114	—	—	4	1,507

EMBARQ Logistics	180	—	—	—	—	180
Other	34	(7)	—	—	—	27

Product revenues	214	(7)	—	—	—	207

Net operating revenues	$1,603	$107	$—	$—	$4	$1,714
Operating Expenses
Cost of services	357	59	—	—	1	417
Cost of products	206	(6)	—	—	—	200
Selling, general and administrative	410	21	(3)	(37)	1	392
Depreciation and amortization	245	—	—	22	1	268
Asset impairments	80	—	—	—	—	80

Total Operating Expenses	1,298	74	(3)	(15)	3	1,357
Operating Income	$305	$33	$3	$15	$1	$357

Operating Unit Revenues
Consumer	$608	$99	$—	$—	$—	707
Business	362	17	—	—	2	381
Wholesale	453	(9)	—	—	2	446

Telecommunications	1,423	107	—	—	4	1,534
EMBARQ Logistics	180	—	—	—	—	180

Net operating revenues	$1,603	$107	$—	$—	$4	$1,714

Capital Expenditures	$285	$—	$—	$33	$—	$318

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 5

Quarter Ended September 30, 2005	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,065	$129	$—	$—	$—	$1,194
Data	164	4	—	—	3	171
High-speed Internet	80	—	—	—	—	80
Wireless	—	—	—	—	—	—
Other	85	(17)	—	—	—	68

Service revenues	1,394	116	—	—	3	1,513

EMBARQ Logistics	175	—	—	—	—	175
Other	34	(7)	—	—	—	27

Product revenues	209	(7)	—	—	—	202

Net operating revenues	$1,603	$109	$—	$—	$3	$1,715
Operating Expenses
Cost of services	360	60	—	—	1	421
Cost of products	189	(6)	—	—	—	183
Selling, general and administrative	390	21	(4)	(37)	1	371
Depreciation and amortization	243	—	—	23	—	266

Total Operating Expenses	1,182	75	(4)	(14)	2	1,241
Operating Income	$421	$34	$4	$14	$1	$474

Operating Unit Revenues
Consumer	$603	$105	$—	$—	$—	$708
Business	362	15	—	—	1	378
Wholesale	463	(11)	—	—	2	454

Telecommunications	1,428	109	—	—	3	1,540
EMBARQ Logistics	175	—	—	—	—	175

Net operating revenues	$1,603	$109	$—	$—	$3	$1,715

Capital Expenditures	$201	$—	$—	$13	$—	$214

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 5

Quarter Ended June 30, 2005	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,065	$128	$—	$—	$1	$1,194
Data	163	4	—	—	3	170
High-speed Internet	73	—	—	—	—	73
Wireless	—	—	—	—	—	—
Other	83	(16)	—	—	—	67

Service revenues	1,384	116	—	—	4	1,504

EMBARQ Logistics	109	—	—	—	—	109
Other	28	(7)	—	—	—	21

Product revenues	137	(7)	—	—	—	130

Net operating revenues	$1,521	$109	$—	$—	$4	$1,634
Operating Expenses
Cost of services	349	59	—	—	2	410
Cost of products	120	(6)	—	—	—	114
Selling, general and administrative	379	22	(4)	(37)	1	361
Depreciation and amortization	246	—	—	23	—	269

Total Operating Expenses	1,094	75	(4)	(14)	3	1,154
Operating Income	$427	$34	$4	$14	$1	$480

Operating Unit Revenues
Consumer	$601	$104	$—	$—	$—	$705
Business	351	15	—	—	2	368
Wholesale	460	(10)	—	—	2	452

Telecommunications	1,412	109	—	—	4	1,525
EMBARQ Logistics	109	—	—	—	—	109

Net operating revenues	$1,521	$109	$—	$—	$4	$1,634

Capital Expenditures	$194	$—	$—	$9	$—	$203

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 5

Quarter Ended March 31, 2005	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,085	$129	$—	$—	$—	$1,214
Data	162	4	—	—	2	168
High-speed Internet	69	—	—	—	—	69
Wireless	—	—	—	—	—	—
Other	83	(17)	—	—	—	66

Service revenues	1,399	116	—	—	2	1,517

EMBARQ Logistics	99	—	—	—	—	99
Other	29	(7)	—	—	—	22

Product revenues	128	(7)	—	—	—	121

Net operating revenues	$1,527	$109	$—	$—	$2	$1,638
Operating Expenses
Cost of services	351	61	—	—	1	413
Cost of products	117	(6)	—	—	—	111
Selling, general and administrative	415	21	(4)	(36)	—	396
Depreciation and amortization	245	—	—	22	—	267

Total Operating Expenses	1,128	76	(4)	(14)	1	1,187
Operating Income	$399	$33	$4	$14	$1	$451

Operating Unit Revenues
Consumer	$609	$105	$—	$—	$—	$714
Business	351	13	—	—	1	365
Wholesale	468	(9)	—	—	1	460

Telecommunications	1,428	109	—	—	2	1,539
EMBARQ Logistics	99	—	—	—	—	99

Net operating revenues	$1,527	$109	$—	$—	$2	$1,638

Capital Expenditures	$148	$—	$—	$11	$—	$159

Telecommunications Segment

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 6

Year Ended December 31, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$4,346	$172	$—	$—	$1	$4,519
Data	706	6	—	—	4	716
High speed Internet	393	—	—	—	—	393
Wireless	7	—	—	—	—	7
Other	270	(22)	—	—	—	248

Service revenues	5,722	156	—	—	5	5,883
Product revenues	111	(5)	—	—	—	106

Net operating revenues	$5,833	$151	$—	$—	$5	$5,989
Operating Expenses
Cost of services	1,593	73	—	—	1	1,667
Cost of products	116	(4)	—	—	—	112
Selling, general and administrative	1,548	35	—	(52)	1	1,532
Depreciation and amortization	1,016	—	—	38	—	1,054

Total Operating Expenses	4,273	104	—	(14)	2	4,365
Operating Income	$1,560	$47	$—	$14	$3	$1,624

Operating Unit Revenues
Consumer	$2,590	$136	$—	$—	$—	$2,726
Business	1,492	28	—	—	2	1,522
Wholesale	1,751	(13)	—	—	3	1,741

Telecommunications	5,833	$151	$—	$—	$5	5,989

Capital Expenditures	$921	$—	$—	$67	$—	$988

Telecommunications Segment

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 6

Year Ended December 31, 2005	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$4,265	$512	$—	$—	$2	$4,779
Data	657	16	—	—	11	684
High speed Internet	310	—	—	—	—	310
Wireless	—	—	—	—	—	—
Other	334	(66)	—	—	—	268

Service revenues	5,566	462	—	—	13	6,041
Product revenues	125	(28)	—	—	—	97

Net operating revenues	$5,691	$434	$—	$—	$13	$6,138
Operating Expenses
Cost of services	1,415	239	—	—	5	1,659
Cost of products	117	(24)	—	—	—	93
Selling, general and administrative	1,519	85	(15)	(147)	3	1,445
Depreciation and amortization	967	—	—	90	1	1,058
Asset impairments	80	—	—	—	—	80

Total Operating Expenses	4,098	300	(15)	(57)	9	4,335
Operating Income	$1,593	$134	$15	$57	$4	$1,803

Operating Unit Revenues
Consumer	$2,421	$413	$—	$—	$—	$2,834
Business	1,426	60	—	—	6	1,492
Wholesale	1,844	(39)	—	—	7	1,812

Telecommunications	5,691	$434	$—	$—	$13	6,138

Capital Expenditures	$823	$—	$—	$66	$—	$889

Telecommunications Segment

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 6

Quarter Ended December 31, 2005	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,050	$126	$—	$—	$1	$1,177
Data	168	4	—	—	3	175
High-speed Internet	88	—	—	—	—	88
Wireless	—	—	—	—	—	—
Other	83	(16)	—	—	—	67

Service revenues	1,389	114	—	—	4	1,507
Product revenues	34	(7)	—	—	—	27

Net operating revenues	$1,423	$107	$—	$—	$4	$1,534
Operating Expenses
Cost of services	357	59	—	—	1	417
Cost of products	36	(6)	—	—	—	30
Selling, general and administrative	388	21	(3)	(37)	1	370
Depreciation and amortization	242	—	—	22	1	265
Asset impairments	80	—	—	—	—	80

Total Operating Expenses	1,103	74	(3)	(15)	3	1,162
Operating Income	$320	$33	$3	$15	$1	$372

Operating Unit Revenues
Consumer	$608	$99	$—	$—	$—	$707
Business	362	17	—	—	2	381
Wholesale	453	(9)	—	—	2	446

Telecommunications	1,423	$107	$—	$—	$4	1,534

Capital Expenditures	$284	$—	$—	$33	$—	$317

Embarq Corporation

Supplemental Cash Flow Data

($ in millions)

Schedule 7

Quarter Ended December 31, 2006
(unaudited)
Operating Activities
Net income	$194
Depreciation	268
Deferred income taxes	(33)
Provision for losses on accounts receivable	15
Stock-based compensation expense	22
Net losses (gains) on sales of assets	(5)
Other, net	12
Changes in assets and liabilities:
Accounts receivable	4
Inventories and other current assets	2
Accounts payable and other current liabilities	(106)
Noncurrent assets and liabilities, net	(1)

Net cash provided by operating activities	372

Investing Activities
Capital expenditures	(214)
Proceeds from sales of assets	5

Net cash used by investing activities	(209)

Financing Activities
Changes in debt, net	(85)
Dividends paid to stockholders	(75)
Other, net	16

Net cash used by financing activities	(144)

Change in cash and equivalents	19
Cash and equivalents at beginning of period	34

Cash and equivalents at end of period	$53